Exhibit 10.4

EXECUTION COPY

SECURED PROMISSORY NOTE

THIS SECURED PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE OFFERED, SOLD, ENCUMBERED OR OTHERWISE TRANSFERRED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH STATE SECURITIES LAWS, OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

GREAT LAKES DREDGE & DOCK COMPANY, LLC

SECURED PROMISSORY NOTE

US $7,500,000	December 31, 2010

WHEREAS, L.W. MATTESON, INC., an Iowa corporation (the “Payee”), GREAT LAKES DREDGE & DOCK COMPANY, LLC, a Delaware limited liability company (“Payor”), and Lawrence W. Matteson and Larry W. Matteson (together, the “Shareholders”) have entered into that certain Asset Purchase Agreement dated as of the date hereof (as amended, the “Purchase Agreement”), whereby Payor has agreed to purchase from Payee and Payee has agreed to sell to Payor, Payee’s business and substantially all of the assets, rights and properties owned or held by Payee, as more particularly described therein; and

WHEREAS, the Purchase Agreement provides that, as partial payment of the Aggregate Purchase Price under the Purchase Agreement, Payor will issue to Payee this secured promissory note (the “Promissory Note”).

NOW THEREFORE, FOR VALUE RECEIVED, Payor HEREBY PROMISES TO PAY to the order of Payee the principal sum of SEVEN MILLION FIVE HUNDRED THOUSAND UNITED STATES DOLLARS (US $7,500,000), payable as set forth below.

1.        Principal and Interest Payments.    The outstanding principal evidenced hereby shall be payable in the amounts and on the dates specified on Schedule A attached hereto. Interest shall be payable quarterly on the principal balance hereof from time to time remaining unpaid, with the first such payment being due on March 31, 2011 and on each June 30, September 30, December 31 and March 31 thereafter. Interest shall be paid on the outstanding principal amount hereof and computed on the basis of actual number of days elapsed and a 365-day year and shall be at a per annum rate (the “Base Rate”) equal to six percent (6.00%).

2.        Default Rate of Interest.    If any payment due hereunder from Payor to Payee is not received on the payment date thereof, interest will be charged on the overdue amount from and including the due date until but not including the date that payment is received at a per annum rate equal to nine percent (9.00%). Interest on overdue payments shall be calculated on the basis of actual number of days elapsed and a 365-day year and shall be paid together with the payment of the overdue amount.

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3.        Maximum Lawful Rate.     If any payment of interest hereunder in excess of that amount of interest permitted by applicable law is received by Payee, the amount of such excess payment shall be deemed to have been made in error and automatically shall be applied to reduce the principal amount outstanding hereunder in the order of maturity.

4.        Place of Payment; Prepayment.    Principal and interest on this Promissory Note shall be payable in lawful money of the United States of America by either certified check or wire transfer of immediately available funds to Payee at such address or bank account as Payee may from time to time direct in writing to Payor. This Promissory Note may, at the option of Payor, be prepaid in whole or in part, at any time and from time to time without premium or penalty. Each prepayment of principal shall be made together with interest accrued thereon to the date of prepayment. Any and all prepayments shall be applied against the principal installments in the order of maturity.

5.        Reference to Purchase Agreement.    This Promissory Note is being executed and delivered pursuant to the terms and conditions of the Purchase Agreement. This Promissory Note constitutes the “Seller Note” defined in the Purchase Agreement. Unless otherwise defined herein, each capitalized term used herein shall have the meaning ascribed to such term in the Purchase Agreement.

6.        Equipment Security Agreement.    The obligations of Payor hereunder shall be secured by the collateral identified under that certain Equipment Security Agreement dated as of the date hereof, between Payor and Payee, together with the related vessel mortgages and UCC financing statements contemplated thereby (collectively, as the same may be amended or modified in accordance with their respective terms, the “Security Documents”).

7.        Set-Off.    By Payee’s acceptance of this Promissory Note, Payee hereby acknowledges and agrees that Payor shall have the right, in accordance with and subject to the provisions of Article VI of the Purchase Agreement, from time to time, to set-off against any payments due hereunder for Adverse Consequences incurred by Purchaser Indemnitees pursuant to the Purchase Agreement. Any and all set-offs shall be applied first against accrued but unpaid interest and then against the principal installments in the order of maturity. Except as provided in the Purchase Agreement, Payor shall have no right to set off, offset or deduct any amount otherwise due, payable or owing under or pursuant to this Promissory Note.

8.        Event of Default; Mandatory Prepayment.    Any one or more of the following (whether such occurrence, condition or circumstance shall be voluntary or involuntary or come about or be effected by operation of law or otherwise) shall constitute an event of default under this Promissory Note (each an “Event of Default”):

(a)        an order, judgment or decree is entered adjudicating Payor bankrupt or insolvent, or Payor shall commence any case or proceeding or take any other action relating to it in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement,

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composition or readjustment of its debts, or for any other relief, under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or other similar act or law of any jurisdiction (federal, state or otherwise), domestic or foreign, now or hereafter existing; or if Payor shall apply for a receiver, custodian or trustee of it or for all or a substantial part of its property; or if Payor shall make an assignment for the benefit of creditors; of if Payor shall be unable to, or shall admit in writing the inability to, pay its debts as they become due;

(b)        any case, proceeding or other action against Payor shall be commenced in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangements, composition or readjustment of its debts, or any other relief, under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangements, composition, readjustment of debt or other similar act or law of any jurisdiction (federal, state or otherwise), domestic or foreign, now or hereafter existing; or if a receiver, custodian or trustee of Payor or for all or a substantial part of its properties shall be appointed; or if a warrant of attachment, execution or distraint, or similar process, shall be issued against any substantial part of the property of Payor; and if in each such case identified in this subsection (b) such conditions shall continue for a period of sixty (60) days undismissed or undischarged; or

(c)        Payor fails to make any principal or interest payment within ten (10) Business Days following its receipt of written notice from Payee of Payor’s failure to make such payment when due.

Upon the occurrence of any Event of Default described in Section 8(a) above, all of the indebtedness evidenced by this Promissory Note shall immediately and automatically, without presentment, demand, protest or notice of any kind (all of which are hereby expressly waived), be immediately due and payable; and upon the occurrence and during the continuance of any other Event of Default, Payee may at Payee’s sole and absolute option and in addition to any right, power or remedy permitted under this Promissory Note, or by law or in equity or otherwise, by notice in writing (whether by facsimile, other electronic transmission or otherwise) to Payor, declare this Promissory Note to be, and this Promissory Note (and all of the indebtedness evidenced hereby) shall thereupon be and become, immediately due and payable.

9.        No Waiver; Cumulative Remedies.    No delay or omission on the part of Payee in exercising any right hereunder shall operate as a waiver of any other right under this Promissory Note. No waiver, if any, of any single breach or default shall be deemed a waiver or breach of any other breach or default theretofore or thereafter occurring. No right conferred hereby upon Payee shall be exclusive of any other right referred to herein or now or hereafter available at law, in equity, by statute or otherwise; all remedies shall be cumulative and not alternative.

10.      Amendment.    No amendment, modification, termination or waiver of any provision of this Promissory Note shall be effective unless the same shall be in writing and signed by Payor and Payee.

11.      Governing Law.    THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF.

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12.      Assignment.    Payor may not assign its obligation hereunder without the prior written consent of Payee. Payee may not assign this Promissory Note to any Person, other than the Shareholders. ANY SUBSEQUENT HOLDER OF THIS PROMISSORY NOTE, BY SUCH HOLDER’S ACCEPTANCE OF THIS PROMISSORY NOTE, ACKNOWLEDGES AND AGREES TO PAYOR’S RIGHT TO SET-OFF HEREUNDER. This Promissory Note is non-negotiable and may not be sold, assigned or transferred (by operation of law or otherwise) or pledged by Payee, except to the Shareholders, without the prior written consent of Payor.

13.      Waivers.    Payor hereby waives presentment for payment, demand, protest and notice of dishonor and protest, and all other demands and notices, in connection with the delivery, acceptance, performance or other enforcement, of this Promissory Note.

14.      Payments.    If any payment on this Promissory Note shall become due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day.

15.      Taxes.    If applicable, Payor shall be entitled to deduct and withhold from the amounts payable pursuant to this Promissory Note such amounts as it is required to deduct or withhold with respect to the making of such payment under the U.S. Internal Revenue Code, or any provision of applicable U.S. state or local or foreign tax law; provided, however, prior to any such deduction or withholding, Payor shall notify Payee in writing of Payor’s intention to take such action. To the extent that amounts are so withheld or paid over to or deposited with the relevant governmental entity by Payor, such amounts shall be treated for all purposes of this Promissory Note as having been paid to Payee (or its permitted assignee) in respect of which such deduction and withholding was made by Payor.

16.      Final Agreement; Fax Signature.    This Promissory Note, together with the Purchase Agreement, represents the entire agreement between the parties hereto with respect to the subject matter specified herein, and is intended to be the full, complete and exclusive contract governing those matters, superseding all other discussions, promises, representations, warranties, agreements and understandings between the parties with respect thereto. There are no oral agreements among the parties hereto that are inconsistent with the terms of this Promissory Note. Any signature hereto sent or delivered by facsimile or other electronic transmission shall be as legally binding and enforceable as a signed original for all purposes.

17.      Severability; Headings.    Whenever possible, each provision of this Promissory Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Promissory Note shall be prohibited or invalid under any such law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of this Promissory Note. As used in this Promissory Note, the singular shall include the plural, and the masculine, feminine and neuter pronouns shall be fully interchangeable, where the context so requires. The headings of sections and paragraphs in this Promissory Note are for convenience only and shall not be construed to limit or define any content, scope or intent of the provisions hereof.

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18.      Enforcement Costs.    In the event that either party seeks to enforce its rights or remedies under this Promissory Note or seeks a declaration of costs or obligations under this Promissory Note, the prevailing party shall be awarded its reasonable attorneys’ fees, costs and expenses.

19.      Representations and Warranties of Payor.    Payor hereby represents and warrants to Payee, which representations and warranties shall survive the execution and delivery hereof, that (a) this Promissory Note is the legally valid and binding obligation of Payor, enforceable against Payor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity (whether applied in a proceeding at law or in equity), and (b) the Payor is not restricted or prohibited in any way by the terms, provisions or conditions of any material credit or security agreement to which Payor is a party in connection with Payor’s execution, delivery and performance of this Promissory Note.

20.      Consent to Jurisdiction.    Any claim, action, proceeding or lawsuit over any dispute arising out of or relating to this Promissory Note may be initiated in any Federal or state court located in Peoria, Illinois and Payor and Payee further agree that venue for all such matters shall lie exclusively in such courts. Payor and Payee also agree not to bring any action or proceeding arising out of or relating to this Promissory Note in any other state or federal court unless and until the foregoing court renders a final order that it lacks, and cannot acquire, the necessary jurisdiction, and either all appeals have been exhausted or the order is no longer appealable. Payor and Payee hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have, including any claim of forum non conveniens, to venue in the courts located in Peoria, Illinois and Payor and Payee hereby consent to the personal jurisdiction of such courts (and of the appropriate appellate courts therefrom) and to service of process upon them in accordance with the rules and statutes governing service of process in any such suit, action or proceeding. Payor and Payee agree that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

21.      Notice.  (a)  All notices, requests, demands and other communications under this Promissory Note shall be in writing and delivered in person, or sent by facsimile or sent by reputable overnight delivery service and properly addressed as follows

To Payor:

Great Lakes Dredge & Dock Company, LLC

2122 York Road

Oak Brook, IL 60523

Fax:

Attention: Chief Financial Officer

and

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Great Lakes Dredge & Dock Company, LLC

2122 York Road

Oak Brook, IL 60523

Fax:

Attention: Assistant General Counsel

With a copy to:

Winston & Strawn LLP

35 West Wacker Drive

Chicago, IL 60601

Fax: (312) 558-5700

Attention: Patrick O. Doyle

To Payee:

L.W. Matteson, Inc.

P.O. Box 667

Burlington, IA 52601

Attention: Lawrence W. Matteson

With a copy to:

Duane Morris LLP

190 S. LaSalle Street, Suite 3700

Chicago, IL 60603

Fax: (312) 499-6701

Attention: Brian P. Kerwin

(b)        Any Person may from time to time change its address for the purpose of notices to that Person by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the Person sought to be charged with its contents.

(c)        All notices and other communications required or permitted under this Promissory Note which are addressed as provided in this Section 21 if delivered personally or courier, shall be effective upon delivery; if sent by facsimile, shall be delivered upon receipt of proof of transmission.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Promissory Note to be executed as of December 31, 2010.

GREAT LAKES DREDGE & DOCK COMPANY, LLC
as Payor

By:	/s/ Bruce J. Biemeck
Name: Bruce J. Biemeck
Title: President and Chief Financial Officer

Seller Note

SCHEDULE A

PRINCIPAL AMORTIZATION

Payment Date	Principal Payment Amount
1st anniversary of Closing Date	$2,500,000
2nd anniversary of Closing Date	$2,500,000
3rd anniversary of Closing Date	$2,500,000

Seller Note